Exhibit 99.1

Farmer Brothers Coffee reports first quarter fiscal 2025 financial results
First quarter fiscal 2025 net sales of $85.1 million, up 4% on a year-over year basis
First quarter fiscal 2025 gross margin increase of 630 basis points year-over-year to 43.9%
Reported net loss of $5 million and improved adjusted EBITDA1 of $1.4 million
Fort Worth, Texas, Nov. 7, 2024 – Farmer Bros. Co. (NASDAQ: FARM) today reported its first quarter fiscal 2025 financial results for the period ended Sept. 30, 2024. The company filed its Form 10-Q which can be found on the Investor Relations section of the company’s website.
“We are encouraged by the improvements we saw during the first quarter, particularly in terms of gross margins and adjusted EBITDA on a year-over-year basis, as well as positive trends related to sales and customer growth and retention,” said Farmer Brothers President and Chief Executive Officer John Moore. “Our focus is on driving top-line growth and sustainable profitability improvements while proactively navigating the near-term macroeconomic and commodity pricing environments. Overall, we believe this quarter’s performance provides a glimpse into the long-term potential of Farmer Brothers.”
First quarter 2025 business highlights
•Completed additional milestones related to its SKU rationalization initiative, which is on track to be completed in the third quarter of fiscal 2025.
•Continued progress related to its brand pyramid initiative, including the completion of the refresh of its premiere, premium Boyd’s Coffee brand.
•Made marked progress related to its branch and direct store delivery (DSD) route optimization efforts.
First quarter fiscal 2025 financial results
•Net sales increased $3.2 million, or 4%, to $85.1 million compared to $81.9 million in the first quarter of fiscal 2024.
•Gross profit was $37.3 million or 43.9%, compared to $30.8 million or 37.6%, in the prior year period. The increase in gross profit was primarily due to improved pricing compared to the same period in the prior fiscal year.
•Operating expenses were $40.1 million, or 47.2% of net sales. This was a $7.3 million increase compared to the prior year period, which saw an operating expense of $32.9 million, or 40.1% of net sales. This increase was primarily due to a $8.5 million decrease in asset sales, as there were no branch sales during the first quarter of fiscal 2025.
•Net loss was $5 million, compared to a net loss of $1.3 million for the first quarter of fiscal 2024. This was primarily driven by a $1.7 million loss associated with the disposal of assets and $500,000 of non-cash stock compensation. The $1.3 million net loss for the first quarter of fiscal 2024 included a $6.8 million gain from the disposal of assets and $1.6 million of non-cash stock compensation.
•Adjusted EBITDA was $1.4 million, an increase of almost $2 million, compared to a loss of $452,000 in the first quarter of fiscal 2024.
Balance Sheet and Liquidity
As of Sept. 30, 2024, the company had $3.3 million of unrestricted cash and cash equivalents, $1.9 million in restricted cash, $23.3 million in outstanding borrowings and $27.1 million of borrowing availability under its revolving credit facility.
Investor Conference Call
Farmer Brothers published its full first quarter fiscal 2025 financial results for the period ended Sept. 30, 2024, with the filing of its Form 10-Q, which will be available on the Investor Relations section of the company’s website after the close of market Thursday, Nov. 7.
The company will also host an audio-only investor conference call and webcast at 5 p.m. Eastern on Thursday, Nov. 7 to provide a review of the quarter and business update. The live audio webcast along with the press release will be available on the Investor Relations section of the company’s website. To access the conference call, participants should dial 888-999-6281. An audio-only replay will be archived for at least 30 days on the Investor Relations section of farmerbros.com and will be available approximately two hours after the end of the live webcast.
About Farmer Brothers
Founded in 1912, Farmer Brothers Coffee Co. is a national coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and culinary products. The company’s product lines include organic, Direct Trade and sustainably produced coffee, as well as tea, cappuccino mixes, spices and baking/biscuit mixes.
1Adjusted EBITDA is a non-GAAP measure. Please refer to "Non-GAAP Financial Measures" below for an explanation and reconciliation of Adjusted EBITDA and other related non-GAAP measures to comparable GAAP measures.

Exhibit 99.1
Farmer Brothers Coffee Co. delivers extensive beverage planning services and culinary products to a wide variety of U.S.-based customers, ranging from small independent restaurants and foodservice operators to large institutional buyers, such as restaurant, department and convenience store chains, hotels, casinos, healthcare facilities and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products and foodservice distributors. The company’s primary brands include Farmer Brothers, Boyd’s, Cain’s, China Mist and West Coast Coffee.
Forward-looking Statements
This press release and other documents we file with the Securities and Exchange Commission (the “SEC”) contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, that are based on current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 12, 2024, as amended by the Form 10-K/A filed on October 25, 2024 (as amended, the “2024 Form 10-K”), as well as those discussed elsewhere in this Quarterly Report on Form 10-Q and other factors described from time to time in our filings with the SEC.
Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, severe weather, levels of consumer confidence in national and local economic business conditions, developments related to pricing cycles and volumes, the impact of labor market shortages, the increase of costs due to inflation, an economic downturn caused by any pandemic, epidemic or other disease outbreak, the success of our turnaround strategy, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, our ability to meet financial covenant requirements in our credit facility, which could impact, among other things, our liquidity, the relative effectiveness of compensation-based employee incentives in causing improvements in our performance, the capacity to meet the demands of our customers, the extent of execution of plans for the growth of our business and achievement of financial metrics related to those plans, our success in retaining and/or attracting qualified employees, our success in adapting to technology and new commerce channels, the effect of the capital markets, as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, including any effects from inflation, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks, uncertainties and assumptions described in the 2024 Form 10-K and other factors described from time to time in our filings with the SEC.
Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required under federal securities laws and the rules and regulations of the SEC.
Investor Relations Contact
Ellipsis
Investor.relations@farmerbros.com
646-776-0886
Media contact
Brandi Wessel
Director of Communications
405-885-5176
bwessel@farmerbros.com

Exhibit 99.1
FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2024	2023
Net sales	$85,066	$81,888
Cost of goods sold	47,748	51,100
Gross profit	37,318	30,788
Selling expenses	27,228	26,829
General and administrative expenses	11,252	12,832
Net gains from sale of assets	1,666	(6,785)
Operating expenses	40,146	32,876
Loss from operations	(2,828)	(2,088)
Other (expense) income:
Interest expense	(1,791)	(2,222)
Other, net	(250)	2,871
Total other expense	(2,041)	649
Loss before taxes	(4,869)	(1,439)
Income tax expense (benefit)	133	(132)
Net Loss	$(5,002)	$(1,307)
Net loss available to common stockholders per common share, basic and diluted	$(0.24)	$(0.06)
Weighted average common shares outstanding—basic and diluted	21,263,245	20,366,017

Exhibit 99.1
FARMER BROS. CO.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	September 30, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,282	$5,830
Restricted cash	1,856	175
Accounts receivable, net of allowance for credit losses of $710, in both periods	34,673	35,147
Inventories	57,615	57,230
Short-term derivative assets	21	11
Prepaid expenses	4,874	4,236
Assets held for sale	352	352
Total current assets	102,673	102,981
Property, plant and equipment, net	33,343	34,002
Intangible assets, net	10,683	11,233
Right-of-use operating lease assets	33,697	35,241
Other assets	1,587	1,756
Total assets	$181,983	$185,213
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	49,660	48,478
Accrued payroll expenses	10,454	10,782
Right-of-use operating lease liabilities - current	12,589	14,046
Short-term derivative liability	1,321	730
Other current liabilities	3,902	2,997
Total current liabilities	77,926	77,033
Long-term borrowings under revolving credit facility	23,300	23,300
Accrued pension liabilities	11,971	12,287
Accrued postretirement benefits	800	789
Accrued workers’ compensation liabilities	2,378	2,378
Right-of-use operating lease liabilities - noncurrent	21,625	21,766
Other long-term liabilities	3,057	2,111
Total liabilities	$141,057	$139,664
Commitments and contingencies
Stockholders’ equity:
Common stock, $1.00 par value, 50,000,000 shares authorized; 21,268,223 and 20,264,327 shares issued and outstanding as of September 30, 2024 and June 30, 2024, respectively	21,268	21,265
Additional paid-in capital	80,455	79,963
Accumulated deficit	(35,356)	(30,354)
Accumulated other comprehensive loss	(25,441)	(25,325)
Total stockholders’ equity	$40,926	$45,549
Total liabilities and stockholders’ equity	$181,983	$185,213

Exhibit 99.1

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Three Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(5,002)	$(1,307)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	2,897	2,948
Net losses (gains) on disposal of assets	1,666	(6,785)
Net losses (gains) on derivative instruments	1,310	(1,551)
401(k) and share-based compensation expense	495	1,621
Provision for credit losses	79	53
Change in operating assets and liabilities:
Accounts receivable, net	396	10,067
Inventories	(385)	(5,015)
Derivative assets, net	83	(760)
Other assets	(461)	504
Accounts payable	1,208	(7,470)
Accrued expenses and other	207	558
Net cash provided by (used in) operating activities	$2,493	$(7,137)
Cash flows from investing activities:
Purchases of property, plant and equipment	(3,330)	(3,511)
Proceeds from sales of property, plant and equipment	26	9,258
Net cash (used in) provided by investing activities	$(3,304)	$5,747
Cash flows from financing activities:
Proceeds from Credit Facilities	3,000	2,279
Repayments on Credit Facilities	(3,000)	(2,000)
Payments of finance lease obligations	(48)	(48)
Payment of financing costs	(8)	(47)
Net cash (used in) provided by financing activities	$(56)	$184
Net decrease in cash and cash equivalents and restricted cash	(867)	(1,206)
Cash and cash equivalents and restricted cash at beginning of period	6,005	5,419
Cash and cash equivalents and restricted cash at end of period	$5,138	$4,213

Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$1,745	$847
Non-cash issuance of ESOP and 401(K) common stock	—	154
Non cash additions to property, plant and equipment	27	10

Exhibit 99.1
Non-GAAP Financial Measures
In addition to net loss determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:
“EBITDA” is defined as net loss excluding the impact of:
•income tax expense (benefit);
•interest expense; and
•depreciation and amortization expense.
“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.
“Adjusted EBITDA” is defined as net loss excluding the impact of:
•income tax expense (benefit);
•interest expense;
•depreciation and amortization expense;
•401(k) and share-based compensation expense;
•net losses (gains) on disposal of assets; and
•severance costs.
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.
For purposes of calculating EBITDA and EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, we have excluded the impact of interest expense resulting from non-cash pretax pension and postretirement benefits. For purposes of calculating Adjusted EBITDA and Adjusted EBITDA Margin, beginning with the period ended June 30, 2024 and any period thereafter, we are also excluding the impact of the loss related to sale of business, as this item is not reflective of our ongoing operating results.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets.
We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as benchmarks to compare our performance to that of our competitors.
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.
Set forth below is a reconciliation of reported net loss to EBITDA (unaudited):

	Three Months Ended September 30,
(In thousands)	2024	2023
Net loss	$(5,002)	$(1,307)
Income tax expense (benefit)	133	(132)
Interest expense (1)	564	1,007
Depreciation and amortization expense	2,897	2,948
EBITDA	$(1,408)	$2,516
EBITDA Margin	(1.7)%	3.1%
____________
(1)Excludes interest expense related to pension plans and postretirement benefit plans.

Exhibit 99.1
Set forth below is a reconciliation of reported net loss to Adjusted EBITDA (unaudited):

	Three Months Ended September 30,
(In thousands)	2024	2023
Net loss	$(5,002)	$(1,307)
Income tax expense (benefit)	133	(132)
Interest expense (1)	564	1,007
Depreciation and amortization expense	2,897	2,948
401(k) and share-based compensation expense	495	1,552
Net losses (gains) on disposal of assets	1,666	(6,785)
Severance costs	664	2,265
Adjusted EBITDA	$1,417	$(452)
Adjusted EBITDA Margin	1.7%	(0.6)%
________
(1) Excludes interest expense related to pension plans and postretirement benefit plans.